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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Speedway Motorsports, Inc. on Form S-8 of our report dated February 14, 2001, appearing in the Annual Report on Form 10-K of Speedway Motorsports, Inc. for the year ended December 31, 2000.


/s/  Deloitte & Touche LLP


Charlotte, North Carolina
September 17, 2001